Yasong LIN
Partner
lin@gerydemardlin.com
Tel. +33 (0)1 75 77 31 80

CL WORKSHOP GROUP LIMITED
Avenida da Amizade no. 1287
Chong Fok Centro Comercial, 13 E
Macau S.A.R.

Paris, 17 July 2026

By e-mail

Re: Consent to the Filling of Certain French Law Matters of CL WORKSHOP GROUP LIMITED (the "Company")

Dear Sir/Madam,

We have acted as special French legal counsel to the Company in connection with the Registration Statement on Form F-3 (the "**Registration Statement**"), under the Securities Act of 1933, as amended, on the date hereof, to be filled with the U.S. Securities and Exchange Commission (the "**SEC**"), relating to the offer and sale from time to time of securities up to an aggregate amount of US $200,000,000, including American depository shares, each representing eight Class A Ordinary Shares, Debt Securities, Warrants, Rights and Units.

1. DOCUMENTS REVIEWED

For the purpose of giving this opinion, we have examined and relied upon copies of the following documents:

1.1 The Registration Statement;

1.2 A draft of the Prospectus contained in the Registration Statement which is in substantially form; and

1.3 Such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2. QUALIFICATIONS

We have made no investigating of and express no opinion in relation to the laws of any jurisdiction other than France. This Opinion is to be governed by and constructed in accordance with laws of France and is limited to and is given on the basis of the current law and practice in France.

3. OPINION

Based upon and subject to the foregoing, we are of the opinion that the statements relating to matters of French Law in the Registration Statement, including, in particular the statements under the caption **"ENFORCEABILITY OF CIVIL LIABILITIES – FRANCE"** in the Prospectus forming part of the Registration Statement, and other statements relating to the French Law contained in the Registration Statement, are accurate in all material respects.

4. CONSENT

We hereby give our consent to the issue of the Registration Statement, with the inclusion therein our name and opinion, and the references to our name and opinion in the form and context in which they respectively appear in the Registration Statement and in the prospectus forming a part thereof.

We also hereby consent to the filing of this letter of consent with the SEC as an exhibit of the Registration Statement. In giving such consent, we do not therefore admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

Yasong LIN
Attorney at Law

GERY DEMARD LIN & ASSOCIES
5, rue Vernet - 75008 - Paris
T : 01.75.77.31.80 - F : 01.75.77.31.89
Toque A997
contact@gerydemardlin.com